UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

DUSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-31533	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 Upton Drive

Wilmington, Massachusetts 01887

(Address of principal executive offices, including ZIP code)

(978) 657-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously announced, DUSA Pharmaceuticals, Inc., a New Jersey corporation (“DUSA” or the “Company”), entered into an Agreement and Plan of Merger on November 8, 2012 (the “Merger Agreement”) with Sun Pharmaceutical Industries Limited, a corporation organized under the laws of India (“Sun Pharma”), and Caraco Acquisition Corp., a New Jersey corporation and wholly-owned indirect subsidiary of Sun Pharma (“Acquisition Sub”). Sun Pharma assigned its rights under the Merger Agreement as of November 16, 2012 to Caraco Pharmaceutical Laboratories, Ltd. (“CPL”), a Michigan corporation and a subsidiary of Sun Pharma. Notwithstanding such assignment, in accordance with the terms of the Merger Agreement, Sun Pharma remains liable and obligated under the Merger Agreement. As more fully described below, on December 20, 2012, Acquisition Sub was merged with and into the Company (the “Merger”) pursuant to the terms and conditions of the Merger Agreement. The Merger became effective at 4:01 PM, New York City time, on December 20, 2012, in accordance with the New Jersey General Corporation Act, as amended, and pursuant to the Certificate of Merger that was filed on December 20, 2012 with the Department of the Treasury of the State of New Jersey. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Acquisition Sub was merged with and into the Company with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of CPL.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The disclosure contained in Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.01. On December 20, 2012, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ. The Company also notified NASDAQ that each share of Company common stock (as defined in Item 5.01 below) issued and outstanding immediately prior to the Effective Time (other than any Shares (as defined in Item 5.01 below) held in the treasury of the Company and Shares owned by Sun Pharma or Acquisition Sub or any direct or indirect subsidiary of Sun Pharma or the Company) was, at the Effective Time, canceled and converted into the right to receive an amount equal to the Offer Price (as defined in Item 5.01 below), and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that shares of Company common stock are no longer listed on NASDAQ. On December 20, 2012, NASDAQ filed an application on Form 25 to the SEC to report that shares of Company common stock are no longer listed on NASDAQ.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure contained in Item 5.01 below is incorporated herein by reference. The Top-Up Option Shares (as defined in Item 5.01 below) issued to Acquisition Sub pursuant to the Top-Up Option (as defined in Item 5.01 below) were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 and 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.01. Change in Control of the Registrant.

The disclosure contained in Item 2.01 and Item 3.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01. As previously announced, on November 21, 2012, Acquisition Sub commenced a tender offer (the “Offer”) in accordance with the terms of the Merger Agreement to acquire all of the issued and outstanding shares (the “Shares”) of common stock, no par value per share, of the Company (“Company common stock”), at a purchase price of $8.00 per Share, net to the holder in cash, without interest (the “Offer Price”), subject to any applicable withholding tax, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 21, 2012 (the “Offer to Purchase”) and in the related Letter of Transmittal, each as amended or supplemented from time to time.

The offering period expired at 12:00 midnight, New York City time, at the end of the day on Wednesday, December 19, 2012. According to the depositary for the Offer (the “Depositary”), approximately 20,946,624 Shares (excluding approximately 1,035,094 Shares subject to guarantees of delivery), representing approximately 82.4% of the issued and outstanding Shares, were validly tendered and not properly withdrawn as of the expiration time of the offering period. On December 20, 2012, CPL announced that Acquisition Sub had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not properly withdrawn prior to the expiration time of the offering period. Accordingly, as a result of the purchase of the Shares validly tendered and not properly withdrawn in the offering period, on December 20, 2012, a change in control of the Company occurred.

Based on the Offer Price and the number of Shares accepted for payment by Acquisition Sub, as of December 20, 2012, the value of the Shares purchased by Acquisition Sub in connection with the Offer was approximately $167,572,992. The funds used to purchase the Shares were provided by Acquisition Sub through a capital contribution and loan from CPL, which acquired the funds through a capital contribution and loan from Sun Pharma. Sun Pharma obtained such funds from its cash on hand.

In accordance with the terms of the Merger Agreement and the Certificate of Merger, the directors of Acquisition Sub immediately prior to the Effective Time, which were Messrs. Kal Sundaram and G.P. Singh, became the directors of the Surviving Corporation following the Merger. Accordingly, on December 20, 2012, each of Messrs. Altomari, Bartash, Casdin, Doman, Haft, Hondros, Moliteus and Wurzer resigned from the Board.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02. Each of the resigning members of the Board resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company or relating to the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In accordance with the provisions of the Merger Agreement pertaining to the Top-Up Option, on December 20, 2012, the Company amended its Certificate of Incorporation to designate an additional 35,000,000 shares of its capital stock as Company common stock, so that as a result of such designation of shares of capital stock the Company has 75,000,000 shares of authorized Company common stock. A copy of the certificate of amendment to the certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety. Also, pursuant to the Merger Agreement, immediately following the Effective Time, the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation except that the name of the corporation set forth therein was changed to “DUSA Pharmaceuticals, Inc.” Copies of the amended and restated certificate of incorporation and bylaws of the Surviving Corporation are filed as Exhibits 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03.

Item 8.01. Other Events.

On December 20, 2012, CPL issued a press release announcing, among other things, Acquisition Sub’s acceptance of, and payment for, all Shares validly tendered and not properly withdrawn in the offering period. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

3.1	Certificate of Amendment to Certificate of Incorporation of DUSA Pharmaceuticals, Inc.

3.2	Amended and Restated Certificate of Incorporation of DUSA Pharmaceuticals, Inc.

3.3	Bylaws of DUSA Pharmaceuticals, Inc.

99.1	Press Release issued by Caraco Pharmaceutical Laboratories, Ltd. on December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

Dated: December 20, 2012	By:	/s/ Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer